Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Price Waterhouse LLP


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17077, 333-17079 and 333-17083) of Quest
Diagnostics Incorporated of our report dated January 24, 1997 appearing on page F-1 of this Form 10-K.




Price Waterhouse LLP
New York, New York
March 17, 1997